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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the inclusion in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. of our report dated February 12, 1996 on our audit of the consolidated financial statements of U S WEST, Inc. for the year ended December 31, 1995.

    We consent to the inclusion in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. of our report dated February 6, 1998, on our audit of the combined financial statements and combined financial statement schedule of New U S WEST for the year ended December 31, 1995.


    We consent to the incorporation by reference in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. of our reports dated February 12, 1996 on our audits of the consolidated financial statements and financial statement schedule of U S WEST, Inc. for the year ended December 31, 1995, which reports are included in U S WEST, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.



    We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.
Denver, Colorado
April 2, 1998